UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 10, 2010

Bancinsurance Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-8738	31-0790882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 East Broad Street, 7th Floor, Columbus, Ohio		43215
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-220-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 10, 2010, Bancinsurance Corporation, an Ohio corporation ("Bancinsurance"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Fenist, LLC, an Ohio limited liability company ("Parent"), and Fenist Acquisition Sub, Inc., a wholly-owned subsidiary of Parent and an Ohio corporation ("Acquisition Sub"), pursuant to which Acquisition Sub will be merged with and into Bancinsurance, with Bancinsurance surviving as a direct wholly-owned subsidiary of Parent (the "Merger"). At the effective time of the Merger, Parent will be owned, directly or indirectly, by John S. Sokol (the Chairman of the Board, Chief Executive Officer and President of Bancinsurance), Barbara K. Sokol, James K. Sokol, Carla A. Sokol, Falcon Equity Partners, L.P., Matthew D. Walter (a member of the Board of Directors of Bancinsurance), Daniel J. Clark, Joseph E. LoConti, Edward Feighan and Charles Hamm (collectively the "Proposing Persons") – the Bancinsurance shareholders who, as previously reported, have submitted proposals to Bancinsurance’s Board of Directors (the "Board") to take Bancinsurance private. The Proposing Persons collectively beneficially own approximately 70% of the issued and outstanding common shares, no par value, of Bancinsurance (collectively, the "Common Shares").

If the Merger is consummated, each Bancinsurance shareholder (other than Bancinsurance and its subsidiaries, Parent, Acquisition Sub and the Proposing Persons) (collectively, the "Unaffiliated Shareholders") will be entitled to receive $8.50 in cash, without interest, for each Common Share (including restricted Common Shares whether or not then vested) that the Unaffiliated Shareholder owns (the "Merger Consideration"), unless such shareholder has sought and properly perfected its appraisal rights under Ohio law. In addition, immediately before the effective time of the Merger, Bancinsurance will (i) cause each issued and outstanding option to purchase Common Shares (whether or not exercisable or vested) to be cancelled automatically and converted into the right to receive an amount in cash per Common Share equal to the excess of the Merger Consideration over the exercise price of the option and (ii) pay such excess amount to the holder of the option.

Bancinsurance expects that the closing of the Merger will occur in the fourth quarter of 2010, subject to regulatory approvals and other customary closing conditions, including (i) Acquisition Sub obtaining debt financing on the terms set forth in the debt financing commitment letter it has received and (ii) the adoption of the Merger Agreement and approval of the Merger by (A) the holders of a majority of the issued and outstanding Common Shares and (B) the holders of a majority of the issued and outstanding Common Shares that are held by Unaffiliated Shareholders who cast votes for or against the Merger (whether in person or by proxy) at the special meeting of shareholders of Bancinsurance to be held for the purpose of voting on the adoption of the Merger Agreement and approval of the Merger.

The Special Committee formed by the Board to evaluate the fairness of the Merger to the Unaffiliated Shareholders and to negotiate the Merger unanimously concluded, based in part on a fairness opinion issued to it by its financial advisor, that the Merger is advisable and fair to and in the best interests of Bancinsurance and the Unaffiliated Shareholders and unanimously recommended that the Board adopt the Merger Agreement, approve the Merger and recommend that the shareholders of Bancinsurance vote for the adoption of the Merger Agreement and approval of the Merger. The Board, acting upon the recommendation of the Special Committee, has unanimously adopted the Merger Agreement and approved the Merger and recommended that Bancinsurance’s shareholders vote in favor of the adoption of the Merger Agreement and approval of the Merger.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been included to provide investors and shareholders with information regarding its terms. It is not intended to provide any factual information about Bancinsurance. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates set forth therein, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Bancinsurance, Parent or Acquisition Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Bancinsurance’s public disclosure.

IMPORTANT ADDITIONAL INFORMATION REGARDING THE MERGER WILL BE FILED WITH THE SEC:

In connection with the proposed Merger, Bancinsurance plans to file a proxy statement with the SEC relating to the solicitation of proxies from its shareholders in connection with a special meeting of shareholders of Bancinsurance to be held for the purpose of voting on the adoption of the Merger Agreement and approval of the Merger. Before making any voting decision with respect to the proposed transaction, investors and security holders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the proposed transaction. The proxy statement (when available) and any other documents filed by Bancinsurance with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov or from Bancinsurance by directing a request to Bancinsurance Corporation, 250 East Broad Street, 7th Floor, Columbus, Ohio 43215, Attn: Matthew C. Nolan, Secretary; telephone (614) 220-5200.

Bancinsurance and its executive officers, directors and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Bancinsurance’s shareholders with respect to the proposed Merger. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other relevant materials to be filed with the SEC. Information regarding Bancinsurance’s directors and executive officers is available in Bancinsurance’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC on March 1, 2010. The proxy statement (when available) and any other documents filed by Bancinsurance with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov or from Bancinsurance by directing a request to Bancinsurance Corporation, 250 East Broad Street, 7th Floor, Columbus, Ohio 43215, Attn: Matthew C. Nolan, Secretary; telephone (614) 220-5200.

Item 8.01 Other Events.

On August 11, 2010, Bancinsurance issued a press release announcing that it has entered into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by this reference.

FORWARD-LOOKING INFORMATION:

Certain statements made in this Current Report on Form 8-K are forward-looking, including statements that assume the successful completion of the Merger, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey our current expectations or forecast future events. All statements contained in this Form 8-K, other than statements of historical fact, may be considered forward-looking statements. The words "may," "continue," "estimate," "intend," "plan," "will," "believe," "project," "expect," "anticipate" and similar expressions generally identify forward-looking statements but the absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause actual results to differ materially from those statements. These risks and uncertainties include, but are not limited to, the risk that the Bancinsurance shareholders do not adopt the Merger Agreement and approve the Merger and the risk that the Merger is not consummated for other reasons. For a discussion of these and further risks and uncertainties, please see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2009. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings with the SEC also are available at the Web site maintained by the SEC at www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

2.1 Agreement and Plan of Merger, dated August 10, 2010, by and among Bancinsurance Corporation, Fenist, LLC, and Fenist Acquisition Sub, Inc.*

99.1 Press Release dated August 11, 2010

________________________________________

* Exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Bancinsurance agrees to furnish a supplemental copy of an omitted exhibit or schedule to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bancinsurance Corporation

August 11, 2010	By:	/s/ Matthew C. Nolan

Name: Matthew C. Nolan
Title: Vice President, Chief Financial Officer, Treasurer and Secretary

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Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated August 10, 2010, by and among Bancinsurance Corporation, Fenist, LLC, and Fenist Acquisition Sub, Inc.*
99.1	Press Release dated August 11, 2010